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                                                                     EXHIBIT 4.1

                  SPECIAL NONSTATUTORY STOCK OPTION AGREEMENT

     THIS SPECIAL NONSTATUTORY STOCK OPTION AGREEMENT ("Agreement") is made and entered into as of December 21, 1994, by and between APPLIED MAGNETICS CORPORATION, a Delaware corporation (the "Company") and GG&G EQUITY PARTNERS, a Nevada Limited Partnership (the "Partnership").

                            W I T N E S S E T H

     WHEREAS, the Company has engaged Grisanti, Galef & Goldress, Inc., a Nevada corporation ("GG&G") to provide certain executive management consulting services to the Company pursuant to an agreement dated as of August 1, 1994, as amended by that certain Term Sheet dated September 29, 1994 (the "Consulting Agreement");

     WHEREAS, under the Consulting Agreement, the Company has agreed to grant to GG&G options to purchase shares of the Company's common stock, $.10 par value (the "Common Stock"); and

     WHEREAS, pursuant to a letter agreement dated December 21, 1994, GG&G has assigned its rights to such option to GG&G Equity Partners, a Nevada Limited Partnership (the "Partnership") and the Company has consented to such assignment, subject to the terms and conditions of this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement and the Consulting Agreement, the parties agree as follows:

     1.   GRANT OF OPTION
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          1.1  Grant.  The Company hereby grants to the Partnership an option
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(the "Option") to purchase 250,000 shares (the "Shares") of Common Stock at
$4.125 per share.

          1.2  Nonstatutory Stock Option.  The Option is not intended to be an
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incentive stock option under Section 422 of the Internal Revenue Code.

          1.3  Term.  The Option may be exercisable in whole or in part at any
               ----
time after the date hereof and will expire at the earlier of (a) five years after the date hereof; (b) the date of any termination by GG&G of the Consulting Agreement, or (c) thirty days after any termination by the Company of the Consulting Agreement (provided, however, that in the case of termination by the Company, the Option shall not terminate pursuant to this clause unless, within such thirty-day period, the board of directors of the Company (the "Board") shall have determined in good faith that the

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objectives set forth in the Consulting Agreement have not been achieved and have expressed the same by resolution duly adopted by the Board).

          1.4  Restrictions on Exercise.  The Partnership acknowledges and
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agrees that the grant and exercise of the Option and the Company's obligation to sell and deliver Shares under the Option shall be subject to all applicable federal and state laws, rules and regulations, and to any approvals by any regulatory or governmental agency as may be required.

          1.5  Exercise of the Option.  To exercise the Option in whole or in
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part, the Partnership must provide written notification to the Company's General
Counsel or Secretary. With any such exercise and notification, the Partnership must include full payment of the exercise price by cashier's check or by wire transfer to an account designated by the Company. No fractional Shares will be issued pursuant to any exercise of the Option nor will any cash payment be made in lieu of fractional shares. Notwithstanding the foregoing, this Option, if exercised in part, may not be exercised for less than 100 shares.

          1.6  No Transfer of Option.  Except as, and to the extent, set forth
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in Section 2 hereof, only the Partnership may exercise the Option and any attempted sale, assignment, transfer, pledge, hypothecation, encumbrance or other disposition of the Option shall be null and void.

          1.7  Retention Rights; Stockholder Rights.  Neither this Agreement nor
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the grant of the Option hereunder shall give GG&G, the Partnership or any
Permitted Assigns (as defined in Section 2.1 hereof) an independent right to be retained by the Company in any capacity. Further, GG&G, the Partnership and any Permitted Assigns shall not have any rights as a stockholder of the Company with respect to any Shares subject to the Option, except as to such Shares, if any, that have been issued pursuant to the Option. No adjustment will be made for dividends or other rights, except as provided herein, if the applicable record date occurs before the stock certificate is issued by the Company to the Partnership or any Permitted Assigns, as the case may be.

          1.8  Adjustments.  In the event of changes in the outstanding Common
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Stock of the Company by reason of stock dividends, recapitalization, split-ups, combinations, mergers (including reincorporation effected by means of a merger), reclassification or exchanges of shares and the like, appropriate adjustment to the number of Shares subject to the Option and the exercise price per share shall be made in order to preserve the Partnership's (or the Permitted Assigns') proportionate interest in the aggregate number of Shares under the Option and to continue the aggregate exercise price of all Shares as nearly the same as possible. The Option shall in no way prohibit the Company from effecting or entering into a transaction involving a sale or transfer of all or substantially all the Company's assets, or a

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merger, reorganization, or consolidation of the Company with another corporation in which the Company is not the surviving corporation, or a liquidation or dissolution of the Company (each, a "Reorganization"). In the event of any Reorganization, all rights of the Partnership (or the Permitted Assigns) to exercise the Option shall wholly and completely terminate at the time of the closing of any such Reorganization, except to the extent that any agreement or undertaking of all parties to any such Reorganization shall make specific provision with respect to the Option and its continuation following any such Reorganization. The Company agrees to give the Partnership (or the Permitted Assigns) not less than thirty (30) days prior written notice of the closing of any Reorganization such that the Partnership may exercise the Option prior to the closing of such Reorganization.

     2.   ASSIGNMENT
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          2.1  Permitted Assignments.  Subject to the terms and conditions
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hereof, the Partnership may, at any time prior to May 31, 1995, make partial assignments of the Option to one or more of the persons listed in Schedule 1 attached hereto (the "Permitted Assigns") by giving written notice thereof to the Company (the "Assignment Notice"). The Assignment Notice shall be in the form of that attached as Exhibit A and shall set forth the full and complete name and mailing address of the Permitted Assign(s), each Permitted Assign's social security or IRS Employee Identification Number and the number of shares under the Option which are covered by such partial assignment. Any assignment under this Section 2 must be as to all the Shares subject to the Option.

          2.2  Agreement of Permitted Assigns.  No assignment under this Section
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2 shall be effective, and no Permitted Assigns shall have any rights to the
Option, unless and until the Assignment Notice required to be delivered under
Section 2.2 of the Agreement has been delivered to the Company together with an Agreement of Permitted Assign executed by each Permitted Assign in the form of that attached as Exhibit B.

     3.   RESTRICTIONS ON RESALE
          ----------------------

          3.1  Representations.  The Partnership represents and agrees that the
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Shares will be acquired for investment, and not with a view to the sale or distribution thereof. By signing this Agreement, the Partnership agrees not to sell any Shares at a time when applicable laws, regulations or Company or underwriter trading policies prohibit a sale. In the event that the sale of Shares is not registered under the Securities Act of 1933, as amended (the "Securities Act"), but an exemption is available which requires an investment representation or other representation, the Partnership shall (a) represent and agree at the time of exercise that the Shares are being acquired for investment and not with a view to the sale or distribution thereof

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and (b) shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

          3.2  Legends.  Subject to the provisions to Section 3.5 hereof, all
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certificates representing the Shares will, where applicable, have endorsed thereon the following legends:

               THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.

               THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

          3.3  Exercise Prior to December 31, 1995.  If the Option is exercised
               -----------------------------------
prior to December 31, 1995, the Partnership agrees that it will not sell, assign, transfer, pledge, hypothecate, encumber or otherwise dispose of the Shares acquired upon such exercise earlier than the close of business at the Company's headquarters on December 31, 1995. Notwithstanding the foregoing, if the Consulting Agreement is thereafter terminated by the Company or GG&G prior to December 31, 1995, the Board may, in its sole and absolute discretion, release the Partnership from its agreement not to sell described in the prior sentence.

          3.4  Registration Rights.  For purposes of this Section 3.4, the term
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"Selling Shareholders" shall mean the Partnership or, if the Partnership has assigned this Option in accordance with the provisions of Section 2.1 hereof, all, but not some, of Permitted Assigns. The Company shall, subject to the requirements and provisions of the Securities Act and the rules and regulations promulgated thereunder, file, one Registration Statement on a Form S-3 as soon as practicable but in any event on or before May 31, 1995, covering the Shares to be sold by the Selling Shareholders (a "Registration Statement"); provided, however, that the Company shall not be required to file a registration statement covering less than all the Shares subject to the Option.

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               The Company shall use its reasonable best efforts to cause the
Registration Statement to be declared effective as soon as practicable after the filing thereof with the Securities and Exchange Commission ("Commission"), and shall keep such Registration Statement effective on a continuous basis pursuant to Rule 415 of Regulation C promulgated under the Securities Act until the earlier of (a) two (2) years following the last exercise of the Option or (b) five (5) years following the date of this Agreement. In the event the Company is, for any reason, not able to file and have declared effective a Registration Statement on Form S-3 in accordance with this Section 3.4, the Company and the Selling Shareholders shall, in good faith, consider such other means as are available for either (a) filing and having declared effective a Registration Statement with respect to the Shares under the Securities Act or (b) obtaining an appropriate exemption from the registration requirements under the Securities Act for the Shares.

               The Selling Shareholders agree that, upon receipt of any notice from the Company of the happening of any event during the registration period and the period such Registration Statement is in effect thereafter which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading, the Selling Shareholders will forthwith discontinue disposition of Shares under the Prospectus related to the Shares until the Selling Shareholders' receipt of the copies of a supplemented or amended Prospectus, or until they are advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus. The Selling Shareholders further agree to cooperate with the Company to facilitate the timely preparation and filing of the Registration Statement and in connection therewith to provide in writing such information as the Company is reasonably advised by its counsel is necessary under applicable securities laws.

               All costs and expenses, including but not limited to, legal, accounting and filing fees relating to the filing of the Registration Statement, maintaining the effectiveness of such Registration Statement and issuance of any Shares pursuant to the exercise of the Option, shall be borne by the Company; provided, however, that the Partnership shall bear all costs and expenses for its own legal counsel relating to this Agreement and the Registration Statement and all brokers discounts and commissions relating to the sale of any Shares.

          3.5  Removal of Restrictive Legends.  Subject to the provisions of
               ------------------------------
Sections 3.3 and the last paragraph of Section 3.4 hereof, upon the sale by a Selling Shareholder, if any, Shares pursuant to a Registration Statement that has been filed and declared effective under Section 3.4, the Company will furnish, or cause to be furnished, to its Transfer Agent, such instructions as may be appropriate to effect the

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removal of restrictive legends as to such Shares that have been imposed under
Section 3.2 hereof ("Restrictions") and to permit such Shares to be transferred on the Transfer Agent's records free and clear of such Restrictions.

          3.6  Material Non-Public Information Regarding the Company.  The
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Partnership acknowledges and agrees: (a) that it may, from time to time, directly or indirectly, through one or more of the Permitted Assigns, have access to confidential, material, non-public information concerning the Company, its business and financial condition, plans and strategies; (b) that with respect to such material, non-public information, it is or may be subject to restrictions imposed by the United States Securities Laws and Regulations concerning (i) purchasing or selling the Company's Common Stock (or the securities of other companies with whom the Company is or may be engaged in business or other transactions) and (ii) communicating such information to any other person under circumstances where it is reasonable to expect such person or sell or purchase the Company's Common Stock (or the securities of such other companies); (c) that it will exercise its best efforts at all times to comply with such laws and regulations; and (d) that it has received a copy of the Company's trading policies with respect to compliance with such laws and regulations.

     4.   MISCELLANEOUS PROVISIONS
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          4.1  Applicable Law.  This Agreement will be interpreted and enforced
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under the laws of the State of California (without regard to choice-of-law provisions).

          4.2  Other Agreements.  Except as specifically provided herein, this
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Agreement constitutes the entire understanding between the Partnership and the
Company regarding the Option. Any prior agreements, commitments or negotiations concerning this Option are superseded.

          4.3  Notices.  All notices, requests, demands, claims, and other com-
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munications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

          If to the Company:       Applied Magnetics Corporation
                                   75 Robin Hill Road
                                   Goleta, CA  93117
                                   Attn:  General Counsel
                                   Telecopy:  (805) 967-2677

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          If to the Partnership:   GG&G Equity Partners
                                   Grisanti, Galef & Goldress, Inc.
                                   P.O. Box 5240
                                   Incline Village, NV  89450
                                   Telecopy:  (702) 832-5236

Any party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   APPLIED MAGNETICS CORPORATION
                                   A Delaware corporation


                                   By___________________________________________

                                   Its__________________________________________

                                   GG&G EQUITY PARTNERS
                                   A Nevada Limited Partnership


                                   By___________________________________________

                                   Its     General Partners
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